UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)       July 27, 2005

KELLWOOD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable
(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On July 27, 2005, the Company announced several initiatives designed to improve the Company’s financial performance. The Company’s initiatives include plans to exit the following businesses: Kellwood Private Label menswear, the Kellwood Intimate Apparel Group, Kellwood New England and certain labels at the Company’s Oakland operation. The Company is in the process of reviewing its alternatives for each of the businesses it will exit, and the Company will consider the sale of some or all of these divisions and brands. The restructuring actions are expected to be completed in the next 12 months.

The Company expects the charges associated with these restructuring actions to approximate $225 million before tax, $155 million after tax, or $5.51 per diluted share. Of this total, $21.6 million relates to severance costs in connection with the planned termination of approximately 1,000 employees domestically and 800 employees internationally. The Company expects to book $110 million after tax of the restructuring charge, or $3.91 per diluted share in the second quarter and the remainder recorded principally in the second half of the year in accordance with generally accepted accounting principles (“GAAP”). The Company expects that the restructuring plan will result in cash expenditures.

ITEM 2.06	MATERIAL IMPAIRMENTS

As a result of the Company’s restructuring plan described in Item 2.05 above, the Company will recognize a pre-tax charge is $55 million, $41 million after tax, or $1.46 per diluted share, to reflect the impairment of goodwill and intangible assets used in the Kellwood Intimate Apparel Group and the Halmode/Dorby business unit. The Company does not expect this charge to result in the expenditure of cash.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company issued a press release regarding restructuring plans and financial guidance, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On July 27, 2005, the Company issued a press release, furnished herewith as Exhibit 99.2 and incorporated herein by reference, announcing a share repurchase as authorized by the Board of Directors to acquire in the open market or in any private transaction, from time-to-time and in accordance with applicable laws, rules and regulations, up to 10% of the Company’s outstanding common stock. The Board of Directors has approved the expenditure of up to $75 million for this purpose.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
	Exhibit Number	Description
	99.1	Press Release issued July 27, 2005.
	99.2	Press Release issued on July 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY
(Registrant)

DATE July 27, 2005	BY /s/	Thomas H. Pollihan
Thomas H. Pollihan
Senior Vice President, Secretary
and General Counsel